UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2007

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Certain Officers.

In line with a previously announced succession plan, on June 29, 2007, the Board of Directors of Colgate-Palmolive Company (the “Company”) elected Ian M. Cook, currently President and Chief Operating Officer of the Company, as President and Chief Executive Officer and a director of the Company, effective July 1, 2007.

Mr. Cook, 55, joined Colgate in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. He became Chief Operating Officer in 2004, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa. In 2005, Mr. Cook was promoted to President and Chief Operating Officer, responsible for all Colgate operations worldwide.

Mr. Cook’s appointment coincides with Reuben Mark’s retirement as Chief Executive Officer, a position he held since 1984. At the Board’s request, Mr. Mark will remain as Chairman of the Company’s Board of of Directors for a period of up to 18 months after July 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 2, 2007	COLGATE-PALMOLIVE COMPANY

		By:	/s/ Andrew D. Hendry
		Name:	Andrew D. Hendry
		Title:	Senior Vice President, General Counsel
and Secretary